Calculation of Filing Fee Tables
S-3
AVISTA CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(a)	5,500,000	$ 37.03	$ 203,665,000.00	0.0001531	$ 31,181.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock	415(a)(6)	584,042		$ 22,590,744.56			S-3	333-264790	05/09/2022	$ 2,489.50
			Total Offering Amounts:				$ 226,255,744.56		$ 31,181.11
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 31,181.11
Offering Note
[1]	(1) Of the 6,084,042 shares of Common Stock offered by this prospectus supplement and the accompanying prospectus, 5,500,000 shares are newly registered. The registration fee with respect to such shares was calculated under Rule 457(c) by multiplying such number of shares by $37.03, the average of the high and low prices for the Common Stock of Avista Corporation on August 7, 2025, as reported in the consolidated reporting system for NYSE listed securities, by 0.00015310, the currently applicable fee rate. Such registration fee is being paid contemporaneously with the filing of this prospectus supplement. (2) Of the 6,084,042 shares of Common Stock offered by this prospectus supplement and the accompanying prospectus, 584,042 shares were included in the 4,000,000 shares offered by the Registrant's prospectus supplement, dated and filed under Rule 424(b)(5) on August 2, 2023 under Registration Statement, No. 333-264790, and the accompanying prospectus, but remain unsold. A registration fee of $17,050.14 was paid contemporaneously with the filing of such prospectus supplement, and the portion of such registration fee allocable to the aforesaid 584,042 shares (calculated by multiplying such number of shares by the then applicable market price per share of $38.68 and multiplying that product by the then applicable fee rate of 0.0001102) was $2,489.50. No further registration fee is due with respect to such shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A